UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 26, 2004


                           WESTELL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      0-27266                   36-3154957
(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


750 North Commons Drive, Aurora, Illinois                           60504
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (630) 898-2500


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

On August 26, 2004, Westell Technologies, Inc. (the "Company") entered into an amendment to its existing contract with Verizon (the "Amendment"). Under the Amendment, although Verizon is not obligated to any volume purchase commitment, Verizon agreed to purchase from the Company at least 95% of its future requirements for Pro Line 6100 Dual Port Modems which Verizon provides to its residential and small business customers for use in their premises until December 31, 2005. The Company believes that it currently supplies over 95% of Verizon's DSL modem requirements for residential and small business customers. Prior to this Amendment, Verizon was not obligated to source its Pro Line 6100 Dual Port modem requirements from the Company.

ProLine DSL modems are remotely manageable using the DSL Forum TR-069 standard. The two companies have had an existing supplier agreement in place for over five years for the Company's WireSpeedTM modem products.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             WESTELL TECHNOLOGIES, INC.


Date September 30, 2004                         /s/ Nicholas C. Hindman, Sr
                                             -----------------------------------
                                             Name:  Nicholas C. Hindman, Sr
                                             Title: Senior Vice President and
                                                    Chief Financial Officer